Exhibit 99.1

1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contact:
Investors: Francesca DeMartino, SVP, Head of Investor Relations - 201-847-5743
Media: Troy Kirkpatrick, VP, Public Relations - 858-617-2361

BD REPORTS SECOND QUARTER FISCAL 2022 FINANCIAL RESULTS

•Revenue of $5.0 billion increased 2.1% as reported and 3.9% on currency-neutral basis
•Revenue driven by base revenue growth of 8.2% as reported, 10.2% currency-neutral, partially offset by decline in worldwide COVID-only testing revenues to $214 million from $474 million in the prior year
•GAAP diluted EPS of $1.50; adjusted diluted EPS of $3.18
•Company raises mid-point of revenue and adjusted EPS guidance ranges; Adjusts for completed spin of Diabetes Care business

FRANKLIN LAKES, NJ (May 5, 2022) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today announced results for its second quarter of fiscal year 2022, which ended March 31, 2022.

“We delivered another quarter of strong growth across our base business through continued focused execution and progress against our BD2025 strategy, despite a dynamic and challenging macro environment,” said Tom Polen, chairman, CEO and president of BD. “Our Grow-Simplify-Empower initiatives, innovation pipeline and capital deployment strategy are demonstrating momentum and we remain well-positioned to drive long-term growth and value for shareholders.”

Recent Business Highlights

BD continues to advance its innovation-driven growth strategy, tuck-in M&A and ESG initiatives.
•Completed Embecta Corp. (embecta) spin of BD's former Diabetes Care business, which is now one of the largest pure-play diabetes management companies in the world. Spin demonstrates BD's ongoing commitment to its BD 2025 strategy, and creates two, independent companies with attractive long-term value for BD shareholders.
•Completed the acquisition of Cytognos to expand from cancer discovery and diagnosis into post-treatment monitoring. Year-to-date, completed four strategic acquisitions aligned with innovation-driven growth strategy, committing about $500 million in capital to M&A.
•Launched new family of BD reagents that enables researchers to break through resolution boundaries in flow cytometry. BD Horizon RealYellow™ 586 Reagents have potential to accelerate discovery and drug development in oncology, autoimmune disorders and infectious diseases.
•Released new BD Rhapsody™ TCR/BCR Multiomic Assay which speeds discovery in autoimmune disorders, immuno-oncology and infectious diseases.

•Announced inaugural members of BD Scientific Advisory Board which will review innovation pipeline and advise on emerging trends in health care, science and technology.
•Named to Forbes’ 2022 List of Best Employers for Diversity.
•Named to Newsweek's inaugural list of "America's Most Trusted Companies" in the Health Care and Life Sciences category.
•Ranked No. 1 in the Health Care Equipment & Services industry in America’s Best Large Employers List by Forbes.

Second Quarter Fiscal 2022 Operating Results

	Three Months Ended March 31,		Change	Foreign Currency Neutral Change[1]
( Millions of dollars, except per share amounts)	2022	2021
Revenues	$5,011	$4,907	2.1%	3.9%
Base Revenues[1]	$4,797	$4,433	8.2%	10.2%

Base Organic Revenue Growth[1]			7.6%	9.6%

Reported Diluted Earnings per Share	$1.50	$0.94	59.6%	46.8%
Adjusted Diluted Earnings per Share[1]	$3.18	$3.19	(0.3)%	(3.4)%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables. Base revenues denotes total revenues less estimated revenues for COVID-19-only diagnostic testing. Base Organic Revenue Growth excludes the contribution from inorganic revenues, which is defined as the amount of incremental revenues recognized during the first 12 months post-acquisition.

Geographic Results

Revenues (Millions of dollars)	Three Months Ended March 31,		Reported Change	Foreign Currency Neutral Change[1]
	2022	2021
United States	$2,807	$2,462	14.0%	14.0%

International	$2,204	$2,446	(9.9)%	(6.2)%

Total Revenues	$5,011	$4,907	2.1%	3.9%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.

Segment Results

Second fiscal quarter revenue growth across the segments was driven by strong base business performance.

Revenues (Millions of dollars)	Three Months Ended March 31,		Reported Change	Foreign Currency Neutral Change[1]	Reported Change Base Revenues[1]	Foreign Currency Neutral Change Base Revenues[1]
	2022	2021
BD Medical	$2,416	$2,311	4.5%	6.4%	4.5%	6.4%

BD Life Sciences	$1,485	$1,586	(6.4)%	(4.2)%	14.2%	17.1%

BD Interventional	$1,111	$1,011	9.9%	11.2%	9.9%	11.2%

Total Revenues	$5,011	$4,907	2.1%	3.9%	8.2%	10.2%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.

The BD Medical segment includes the Medication Delivery Solutions (MDS), Medication Management Solutions (MMS), Pharmaceutical Systems (PS), and Diabetes Care (DC) business units. BD Medical revenue growth was driven by strong performance across PS, MMS and MDS.
•MDS performance reflects strong growth in the U.S., particularly catheters and vascular care products, and improved utilization year-over-year.
•MMS performance reflects continued strong demand in the dispensing platform and in the infusion platform outside the U.S. driven by increased pump placements during the COVID pandemic.
•PS performance reflects continued strong demand for pre-fillable devices enabled by capacity expansion.
•DC performance reflects the timing of certain customer orders in the U.S.

The BD Life Sciences segment includes the Integrated Diagnostic Solutions (IDS) and Biosciences (BDB) business units. BD Life Sciences performance reflects growth in the base business of 14.2% as reported and 17.1% on a currency-neutral basis and the decline in COVID-only testing revenues.
•IDS performance reflects a decline in COVID-only testing revenues, partially offset by growth in the base business that was driven by demand for combination flu/COVID-19 diagnostic tests and continued demand for specimen management products.
•BDB performance reflects continued strong demand for research solutions driven by the recovery in lab activity. Growth was also aided by the recent acquisition of Cytognos.

The BD Interventional segment includes the Surgery, Peripheral Intervention (PI), and Urology & Critical Care (UCC) business units. BD Interventional revenue growth reflects strong performance across the segment and the benefit from the comparison to the prior-year negative COVID impact on deferrable procedures.
•Surgery performance reflects growth across the hernia, biosurgery and infection prevention platforms as deferrable procedure volumes recovered compared to the prior year. Growth was also aided by the recent acquisitions of Tepha and Tissuemed.
•PI performance reflects growth in the U.S. across the peripheral vascular disease, end stage kidney disease and oncology platforms and double-digit growth in China across the portfolio. Growth was also aided by the recent acquisition of Venclose.
•UCC performance was primarily driven by continued strong demand for chronic female incontinence products in the acute care & alternative care settings.

Assumptions and Outlook for Full Year Fiscal 2022

The company raised the mid-point of its full-year revenue and adjusted EPS guidance ranges, and adjusted for the completed spin of Embecta Corp. (NASDAQ: EMBC), which holds BD's former Diabetes Care business.

On a pre-spin basis, which includes the results of the Diabetes Care business, the company updated its full-year guidance as follows:

•The company now expects fiscal year 2022 revenues to be in the range of approximately $19.6 billion to $19.8 billion, which reflects an increase of approximately $50 million at the mid-point compared to $19.55 billion to $19.75 billion previously announced.

•Revenue guidance for fiscal year 2022 now assumes base business currency-neutral revenue growth of 6.75% to 7.75%, compared to 5.75% to 6.75% previously announced, which represents an increase of approximately 100 basis points at the mid-point or approximately $180 million.
•The revenue guidance range continues to assume approximately $450 million in COVID-19-only diagnostic testing revenues.
•Based on current rates, foreign exchange would represent a headwind of approximately 200 basis points to total company revenue growth compared to approximately 125 basis points previously announced.
•The company now expects fiscal year 2022 adjusted diluted EPS to be $12.85 to $13.00, which reflects an increase of 2.5 cents at the mid-point, including an operational increase of 7.5 cents offset by an incremental headwind of approximately 5 cents from foreign currency, compared to $12.80 to $13.00 previously.

On a post-spin basis which reflects the former Diabetes Care business as discontinued operations in both the current and prior-year periods, the company provided the following guidance:

•The company expects fiscal year 2022 revenues to be in the range of approximately $18.5 billion to $18.7 billion.
•Revenue guidance for fiscal year 2022 assumes base business currency-neutral revenue growth of 7.25% to 8.25%.
•The company expects fiscal year 2022 adjusted diluted EPS to be $11.15 to $11.30. Compared to the pre-spin guidance of $12.85 to $13.00, this reflects a net adjustment of approximately $1.70 for discontinued operations and a half-year of Transitional Services Agreement (TSA) income of approximately $35 million, as well as the contribution from supply agreements with embecta and the benefit from financing which are both expected to be minimal.

BD's outlook for fiscal 2022 reflects numerous assumptions about many factors that could affect its business, based on the information management has reviewed as of this date, which includes assumptions regarding the continued recovery from the COVID-19 pandemic. Among other things, the company’s outlook assumes continued easing of COVID-19 restrictions, no significant or lasting disruptions to deferrable procedure volumes, continued inflationary and supply chain pressure over the balance of the fiscal year, and no further significant escalation of macro-economic headwinds. Management will discuss its outlook and several of its assumptions on its second fiscal quarter earnings call.

The company's expected adjusted diluted EPS for fiscal 2022 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, spin related charges, and certain tax matters. BD does not attempt to provide reconciliations of forward-looking adjusted diluted non-GAAP EPS guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of BD’s financial performance. We also present our estimated revenue and adjusted diluted EPS growth for our 2022 fiscal year after adjusting for the anticipated impact of foreign currency translation. BD believes that this adjustment allows investors to better evaluate BD’s anticipated underlying earnings performance for our 2022 fiscal year in relation to our underlying 2021 fiscal year performance.

Conference Call and Presentation Materials
BD will host an audio webcast today for the public, investors, analysts, and news media to discuss its second quarter results. The audio webcast will be broadcast live on BD’s website, www.bd.com/investors at 8 a.m. (ET) Thursday, May 5, 2022. Accompanying slides will be available on BD’s website, www.bd.com/investors at approximately 6:30 a.m. (ET). The conference call will be available for replay on BD’s website, www.bd.com/investors. Alternatively, you can dial into the replay at 1-800-839-3012 (domestic) and 1-402-220-7232 (international) through the close of business on Thursday, May. 12, 2022. A confirmation number is not needed to access the replay.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. These include revenue growth rates on a currency-neutral basis, adjusted diluted earnings per share, base revenue and organic revenue. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States.  BD management believes that the use of non-GAAP measures to adjust for items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability helps investors to gain a better understanding of our performance year-over-year, to analyze underlying trends in our businesses, to analyze our base operating results, and understand future prospects. Management uses these non-GAAP financial measures to measure and forecast the company’s performance, especially when comparing such results to previous periods or forecasts. We believe presenting such adjusted metrics provides investors with greater transparency to the information used by BD management for its operational decision-making and for comparison for other companies within the medical technology industry.  Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. BD strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by BD may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Non-GAAP measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures.

We present adjusted diluted earnings per share for the second fiscal quarter and the first six months of fiscal year 2022, and the corresponding prior periods, after eliminating items we believe are not part of our ordinary operations and affect the comparability of the periods presented. We also present adjusted diluted earnings per share for the full 2021 fiscal year. Adjusted diluted earnings per share includes adjustments for the impact of purchase accounting adjustments, integration and restructuring costs, spin related charges, certain transaction gains and losses, certain legal defense and product remediation costs, certain regulatory costs, certain investment gains and losses, certain asset impairment costs, and the impact of the extinguishment of debt. In particular, current and prior-year adjusted diluted earnings per share results exclude European regulatory initiative-related costs, which represent costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation (collectively, the “New EU Medical Devices Regulations”), which represent a significant, unusual change to the existing regulatory framework. We consider the excluded European regulatory initiative-related costs to be duplicative of previously incurred costs and/or one-off costs related to establishing initial compliance with such regulatory regimes, and in each case are limited to a specific period of time. These expenses relate to establishing initial compliance with the New EU Medical Devices Regulations and include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs. These costs were recorded in Cost of products sold and Research and development expense.

We also present revenue growth rates for the second fiscal quarter and the first six months of fiscal year 2022 over the corresponding prior periods on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We also show the growth in adjusted diluted earnings per share compared to the prior year period after eliminating the impact of foreign currency translation to further enable investors to evaluate BD’s underlying earnings performance compared to the prior period. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a foreign currency-neutral basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to prior periods.

Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 75,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians’ care delivery process, enable laboratory scientists to accurately detect disease and advance researchers’ capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com or connect with us on LinkedIn at www.linkedin.com/company/bd1/ and Twitter @BDandCo.

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This press release contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s future prospects and performance, including, but not limited to, future revenues and earnings per share. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially. These factors include, but are not limited to, risks relating to any impact of the current disruptions in the global supply chain on our operations, including our ability to source raw materials and components needed to manufacture our products and inflationary pressures; the possible impact of the COVID-19 pandemic on our business and the global healthcare system (including decreases in the demand for our products, disruptions to our operations (including the impact of employee absenteeism) and our supply chain, and factors such as vaccine utilization rates, the rate of infections, the emergence of new variants and competitive factors that could impact the demand and pricing for our COVID-19 diagnostics testing); product efficacy or safety concerns resulting in product recalls or actions being taken with respect to our products; new or changing laws and regulations impacting our business (including the imposition of tariffs, changes in tax laws, new environmental laws and regulations, or changes in laws impacting international trade) or changes in enforcement practices with respect to such laws; labor shortages and increased labor costs; our suppliers’ ability to provide products needed for our operations and BD’s ability to maintain favorable supplier arrangements and relationships; legislative or regulatory changes to the U.S. or foreign healthcare systems, potential cuts in governmental healthcare spending (including China’s volume-based procurement tender process) or governmental or private measures to contain healthcare costs, including changes in pricing and reimbursement policies, each of which could result in reduced demand for our products or downward pricing pressure; changes in interest or foreign currency exchange rates; adverse changes in regional, national or foreign economic conditions, including inflation, deflation and fluctuations in interest rates, particularly in emerging markets, including any impact on our ability to access credit markets and finance our operations; the adverse impact of cyber-attacks on our information systems or products; competitive factors including technological advances and new products introduced by competitors; risks relating to our overall indebtedness; interruptions in our manufacturing or sterilization processes; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; adverse changes in geopolitical conditions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; the remediation of our infusion pump business (including risks relating to our ability to obtain regulatory clearance and market acceptance of the BD Alaris™ System); our ability to achieve our projected level or mix of product sales; our ability to successfully integrate any businesses we acquire; uncertainties of litigation and/or investigations and/or subpoenas (as described in BD’s filings with the Securities and Exchange Commission); and the issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission ("SEC"). In addition, we have made certain assumptions in making these forward-looking statements, particularly regarding the COVID-19 pandemic. If any of these assumptions are incorrect, BD's actual results could differ materially from those described in these forward-looking statements. The Russia and Ukraine conflict may also heighten the impact of certain of these factors described above as well as other factors discussed in BD's filings with the SEC. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended March 31,
	2022	2021	% Change
REVENUES	$5,011	$4,907	2.1

Cost of products sold	2,706	2,661	1.7
Selling and administrative expense	1,232	1,148	7.3
Research and development expense	343	317	8.4
Acquisition-related integration and restructuring expense	28	52	(45.2)
Other operating expense, net	49	296	(83.5)
TOTAL OPERATING COSTS AND EXPENSES	4,359	4,473	(2.5)
OPERATING INCOME	652	434	50.1

Interest expense	(101)	(124)	(18.2)
Interest income	2	2	(25.4)
Other expense, net	(27)	(8)	(247.0)
INCOME BEFORE INCOME TAXES	525	305	72.2
Income tax provision	71	6	1,132.9
NET INCOME	454	299	51.7
Preferred stock dividends	(23)	(23)	—
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$431	$277	55.9

EARNINGS PER SHARE
Basic Earnings per Share	$1.51	$0.95	58.9
Diluted Earnings per Share	$1.50	$0.94	59.6

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	285,243	291,095
Diluted	287,299	293,547

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Six Months Ended March 31,
	2022	2021	% Change
REVENUES	$10,006	$10,223	(2.1)

Cost of products sold	5,278	5,244	0.7
Selling and administrative expense	2,456	2,298	6.9
Research and development expense	673	608	10.7
Acquisition-related integration and restructuring expense	62	102	(38.7)
Other operating expense, net	70	296	(76.3)
TOTAL OPERATING COSTS AND EXPENSES	8,539	8,547	(0.1)
OPERATING INCOME	1,467	1,676	(12.4)

Interest expense	(199)	(242)	(17.9)
Interest income	4	5	(19.3)
Other (expense) income, net	(24)	24	(196.8)
INCOME BEFORE INCOME TAXES	1,248	1,462	(14.6)
Income tax provision	117	160	(26.8)
NET INCOME	1,131	1,302	(13.2)
Preferred stock dividends	(45)	(45)	—
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$1,086	$1,257	(13.6)

EARNINGS PER SHARE
Basic Earnings per Share	$3.81	$4.32	(11.8)
Diluted Earnings per Share	$3.78	$4.28	(11.7)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	284,961	290,839
Diluted	287,202	293,499

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in millions)

	March 31, 2022	September 30, 2021
	(Unaudited)
ASSETS
Cash and equivalents	$3,147	$2,283
Restricted cash	173	109
Short-term investments	15	12
Trade receivables, net	2,303	2,497
Inventories	3,258	2,866
Prepaid expenses and other	1,256	1,072
TOTAL CURRENT ASSETS	10,152	8,838
Property, plant and equipment, net	6,406	6,393
Goodwill and other intangibles, net	36,362	36,684
Other Assets	1,866	1,952
TOTAL ASSETS	$54,786	$53,866
LIABILITIES AND SHAREHOLDERS' EQUITY
Current debt obligations	$1,051	$500
Other current liabilities	5,605	6,126
Long-term debt	17,584	17,110
Long-term employee benefit obligations	1,048	1,228
Deferred income taxes and other liabilities	4,973	5,225
Shareholders’ equity	24,525	23,677
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$54,786	$53,866

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Amounts in millions)

	Six Months Ended March 31,
	2022	2021
OPERATING ACTIVITIES
Net income	$1,131	$1,302
Depreciation and amortization	1,114	1,113
Change in operating assets and liabilities and other, net	(1,128)	305
NET CASH PROVIDED BY OPERATING ACTIVITIES	1,118	2,721
INVESTING ACTIVITIES
Capital expenditures	(415)	(499)
Acquisitions, net of cash acquired	(450)	(179)
Other, net	(124)	(186)
NET CASH USED FOR INVESTING ACTIVITIES	(990)	(863)
FINANCING ACTIVITIES
Proceeds from long-term debt	—	1,715
Proceeds from debt issued in connection with the spin-off	1,424	—
Payments of debt	(2)	(1,998)
Dividends paid	(541)	(528)
Other, net	(76)	(82)
NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES	804	(893)
Effect of exchange rate changes on cash and equivalents and restricted cash	(4)	17
NET INCREASE IN CASH AND EQUIVALENTS AND RESTRICTED CASH	928	981
OPENING CASH AND EQUIVALENTS AND RESTRICTED CASH	2,392	2,917
CLOSING CASH AND EQUIVALENTS AND RESTRICTED CASH	$3,320	$3,898

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended March 31,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2022	2021	% Change
BD MEDICAL
Medication Delivery Solutions	$588	$531	10.8
Medication Management Solutions	461	440	4.6
Diabetes Care	140	148	(5.8)
Pharmaceutical Systems	125	100	24.9
TOTAL	$1,314	$1,220	7.7

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$618	$454	36.0
Biosciences	129	121	6.1
TOTAL	$747	$576	29.7

BD INTERVENTIONAL
Surgery	$268	$227	17.8
Peripheral Intervention	240	222	8.0
Urology and Critical Care	239	217	10.2
TOTAL	$746	$666	12.1

TOTAL UNITED STATES	$2,807	$2,462	14.0

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2022	2021	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$450	$468	$(13)	(3.9)	(1.0)
Medication Management Solutions	143	126	(6)	13.8	18.8
Diabetes Care	133	135	(6)	(1.7)	2.7
Pharmaceutical Systems	376	361	(17)	3.9	8.6
TOTAL	$1,102	$1,091	$(43)	1.0	4.9

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$532	$807	$(26)	(34.0)	(30.8)
Biosciences	206	204	(8)	1.3	5.3
TOTAL	$738	$1,010	$(34)	(26.9)	(23.5)

BD INTERVENTIONAL
Surgery	$72	$65	$(3)	12.0	16.3
Peripheral Intervention	210	198	(6)	6.0	8.9
Urology and Critical Care	82	82	(4)	—	5.2
TOTAL	$364	$345	$(13)	5.7	9.4

TOTAL INTERNATIONAL	$2,204	$2,446	$(90)	(9.9)	(6.2)

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2022	2021	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$1,038	$999	$(13)	3.9	5.3
Medication Management Solutions	604	566	(6)	6.7	7.8
Diabetes Care	273	284	(6)	(3.9)	(1.7)
Pharmaceutical Systems	501	462	(17)	8.5	12.2
TOTAL	$2,416	$2,311	$(43)	4.5	6.4

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$1,150	$1,261	$(26)	(8.8)	(6.8)
Biosciences	335	325	(8)	3.1	5.6
TOTAL	$1,485	$1,586	$(34)	(6.4)	(4.2)

BD INTERVENTIONAL
Surgery	$340	$292	$(3)	16.5	17.5
Peripheral Intervention	450	420	(6)	7.1	8.5
Urology and Critical Care	320	298	(4)	7.4	8.8
TOTAL	$1,111	$1,011	$(13)	9.9	11.2

TOTAL REVENUES	$5,011	$4,907	$(90)	2.1	3.9

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Six Months Ended March 31,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2022	2021	% Change
BD MEDICAL
Medication Delivery Solutions	$1,207	$1,099	9.9
Medication Management Solutions	945	917	3.0
Diabetes Care	291	298	(2.4)
Pharmaceutical Systems	228	180	26.7
TOTAL	$2,671	$2,494	7.1

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$1,232	$1,469	(16.1)
Biosciences	258	241	6.9
TOTAL	$1,490	$1,710	(12.8)

BD INTERVENTIONAL
Surgery	$549	$489	12.3
Peripheral Intervention	457	454	0.5
Urology and Critical Care	492	445	10.8
TOTAL	$1,498	$1,388	8.0

TOTAL UNITED STATES	$5,659	$5,592	1.2

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Six Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2022	2021	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$915	$908	$(10)	0.8	2.0
Medication Management Solutions	286	278	(6)	2.7	4.8
Diabetes Care	271	271	(7)	—	2.5
Pharmaceutical Systems	670	621	(20)	7.8	11.1
TOTAL	$2,142	$2,078	$(43)	3.1	5.1

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$1,062	$1,459	$(30)	(27.2)	(25.2)
Biosciences	416	396	(10)	5.0	7.5
TOTAL	$1,478	$1,855	$(39)	(20.3)	(18.2)

BD INTERVENTIONAL
Surgery	$152	$135	$(3)	12.7	15.0
Peripheral Intervention	407	392	(5)	3.8	5.1
Urology and Critical Care	168	171	(6)	(1.7)	1.7
TOTAL	$727	$698	$(14)	4.2	6.2

TOTAL INTERNATIONAL	$4,347	$4,631	$(96)	(6.1)	(4.1)

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Six Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2022	2021	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$2,122	$2,006	$(10)	5.8	6.3
Medication Management Solutions	1,231	1,196	(6)	3.0	3.4
Diabetes Care	561	569	(7)	(1.3)	(0.1)
Pharmaceutical Systems	898	801	(20)	12.1	14.6
TOTAL	$4,813	$4,572	$(43)	5.3	6.2

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$2,295	$2,928	$(30)	(21.6)	(20.6)
Biosciences	674	637	(10)	5.8	7.3
TOTAL	$2,968	$3,565	$(39)	(16.7)	(15.6)

BD INTERVENTIONAL
Surgery	$701	$624	$(3)	12.4	12.9
Peripheral Intervention	863	846	(5)	2.1	2.7
Urology and Critical Care	661	616	(6)	7.3	8.2
TOTAL	$2,225	$2,086	$(14)	6.7	7.4

TOTAL REVENUES	$10,006	$10,223	$(96)	(2.1)	(1.2)

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO BASE REVENUE CHANGE
Three Months Ended March 31,
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2022	2021	FX Impact	Reported	FXN

TOTAL REVENUES	$5,011	$4,907	$(90)	2.1	3.9
Less: COVID-19-only Diagnostic Testing Revenues	214	474	(3)	(54.8)	(54.2)
Base Revenues	$4,797	$4,433	$(87)	8.2	10.2

BD LIFE SCIENCES REVENUES	$1,485	$1,586	$(34)	(6.4)	(4.2)
Less: COVID-19-only Diagnostic Testing Revenues	214	474	(3)	(54.8)	(54.2)
Base BD Life Sciences Revenues	$1,271	$1,112	$(32)	14.2	17.1

Integrated Diagnostic Solutions Revenues	$1,150	$1,261	$(26)	(8.8)	(6.8)
Less: COVID-19-only Diagnostic Testing Revenues	214	474	(3)	(54.8)	(54.2)
Base Integrated Diagnostic Solutions Revenues	$935	$787	$(23)	18.9	21.8

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO BASE REVENUE CHANGE
Six Months Ended March 31,
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2022	2021	FX Impact	Reported	FXN

TOTAL REVENUES	$10,006	$10,223	$(96)	(2.1)	(1.2)
Less: COVID-19-only Diagnostic Testing Revenues	399	1,340	(2)	(70.2)	(70.0)
Base Revenues	$9,607	$8,883	$(94)	8.2	9.2

BD LIFE SCIENCES REVENUES	$2,968	$3,565	$(39)	(16.7)	(15.6)
Less: COVID-19-only Diagnostic Testing Revenues	399	1,340	(2)	(70.2)	(70.0)
Base BD Life Sciences Revenues	$2,569	$2,225	$(37)	15.5	17.1

Integrated Diagnostic Solutions Revenues	2,295	2,928	(30)	(21.6)	(20.6)
Less: COVID-19-only Diagnostic Testing Revenues	399	1,340	(2)	(70.2)	(70.0)
Base Integrated Diagnostic Solutions Revenues	$1,896	$1,588	$(27)	19.4	21.1

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO BASE ORGANIC REVENUE CHANGE
Three Months Ended March 31,
(Unaudited; Amounts in millions)

						F=(A-B)/B	G=(A-B-C)/B
	A	B	C	D=A-B	E=A-B-C	% Change
	2022	2021	FX Impact	Reported Change	FXN Change	Reported	FXN
TOTAL BDX REVENUES	$5,011	$4,907	$(90)	$104	$194	2.1	3.9
Less: COVID-19-only diagnostics	214	474	(3)	(260)	(257)	(54.8)	(54.2)
Total BDX BASE REVENUES	$4,797	$4,433	$(87)	$364	$451	8.2	10.2
Less: Inorganic revenue contribution (1)				26	26	0.6	0.6
Total Base Organic Revenue Growth				$338	$425	7.6	9.6

(1)    Inorganic revenue contribution is defined as the amount of incremental revenue recognized during the first 12 months post-acquisition. Acquisitions include, GSL Solutions, Velano Vascular and ZebraSci in the Medical Segment, Cytognos in the Life Sciences Segment and Tepha Medical, and Venclose in the Interventional Segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended March 31,
	2022	2021	Change	Foreign Currency Translation	Foreign Currency Neutral Change	Change %	Foreign Currency Neutral Change %
Reported Diluted Earnings per Share	1.50	0.94	0.56	0.12	0.44	59.6%	46.8%
Purchase accounting adjustments ($356 million and $348 million pre-tax, respectively) (1)	1.24	1.19		—
Integration costs ($11 million and $33 million pre-tax, respectively) (2)	0.04	0.11		—
Restructuring costs ($17 million and $19 million pre-tax, respectively) (2)	0.06	0.06		—
Separation and related costs ($53 million pre-tax) (3)	0.18	—		—
Transaction gain/loss, product and other litigation-related matters ($36 million and $333 million pre-tax, respectively) (4)	0.13	1.13		—
European regulatory initiative-related costs ($36 million and $33 million pre-tax, respectively) (5)	0.12	0.11		—
Investment gains/losses and asset impairments ($73 million pre-tax) (6)	0.25	—		(0.01)
Impacts of debt extinguishment ($20 million pre-tax)	—	0.07		—
Income tax benefit of special items ($(99) million and $(125) million, respectively)	(0.34)	(0.43)		—
Adjusted Diluted Earnings per Share	3.18	3.19	(0.01)	0.10	(0.11)	(0.3)%	(3.4)%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt.
(2)Represents amounts associated with integration and restructuring activities resulting from acquisitions, as well as simplification and other cost saving initiatives.
(3)Represents costs primarily recorded to Other operating expense, net and were incurred for consulting, legal, tax, other advisory services, as well as interest expense that was associated with the spin-off of BD's Diabetes Care business.
(4)The amounts in 2022 and 2021 include charges of $35 million and $37 million, respectively, recorded to Cost of products sold to adjust the estimate of future product remediation costs. The amount in 2021 also includes charges recorded to Other operating expense, net to record product liability reserves, including related legal defense costs, of $296 million.
(5)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(6)Includes a noncash asset impairment charge recorded in Cost of products sold of $54 million in the Medical segment. Also includes losses recorded within Other expense, net relating to certain investments.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Six Months Ended March 31,
	2022	2021	Change	Foreign Currency Translation	Foreign Currency Neutral Change	Change %	Foreign Currency Neutral Change %
Reported Diluted Earnings per Share	$3.78	$4.28	$(0.50)	$0.19	$(0.69)	(11.7)%	(16.1)%
Purchase accounting adjustments ($720 million and $700 million pre-tax, respectively) (1)	2.51	2.39		—
Integration costs ($28 million and $66 million pre-tax, respectively) (2)	0.10	0.22		—
Restructuring costs ($34 million and $36 million pre-tax, respectively) (2)	0.12	0.12		—
Separation and related costs ($78 million pre-tax) (3)	0.27	—		—
Transaction gain/loss, product and other litigation-related matters ($41 million and $328 million pre-tax, respectively) (4)	0.14	1.12		—
European regulatory initiative-related costs ($67 million and $59 million pre-tax, respectively) (5)	0.23	0.20		—
Investment gains/losses and asset impairments ($90 million pre-tax) (6)	0.31	—		(0.01)
Impacts of debt extinguishment ($30 million pre-tax)	—	0.10		—
Income tax benefit of special items ($(187) million and $(204) million, respectively)	(0.65)	(0.69)		—
Adjusted Diluted Earnings per Share	$6.82	$7.74	$(0.92)	$0.17	$(1.09)	(11.9)%	(14.1)%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt.
(2)Represents amounts associated with integration and restructuring activities resulting from acquisitions, as well as simplification and other cost saving initiatives.
(3)Represents costs primarily recorded to Other operating expense, net and were incurred for consulting, legal, tax, other advisory services, as well as interest expense that was associated with the spin-off of BD's Diabetes Care business.
(4)The amounts in 2022 and 2021 include charges of $35 million and $37 million, respectively, recorded to Cost of products sold to adjust the estimate of future product remediation costs. The amount in 2021 also includes charges recorded to Other operating expense, net to record product liability reserves, including related legal defense costs, of $296 million.
(5)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(6)Includes a noncash asset impairment charge recorded in Cost of products sold of $54 million in the Medical segment. Also includes losses recorded within Other (expense) income, net relating to certain investments.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2022 OUTLOOK RECONCILIATION

	Full Year FY2021	Full Year FY2022 Outlook - Pre-Spin		Full Year FY2021(a)	Full Year FY2022 Outlook - RemainCo (Post-Spin)
	($ in millions)	FX Neutral % Change	Reported Revenues	($ in millions)	FX Neutral % Change	Reported Revenues
BDX Reported Revenues	$20,248			$20,248
Less: COVID-19-only Diagnostic Testing Revenues	1,956			1,956
Base Business Revenues	$18,292			$18,292
Less: Embecta revenues				1,117
BDX Revenues from Continuing Operations				$17,175

FY2022 Base Business Revenue Growth		+6.75% to +7.75%			+7.25% to +8.25%
FY2022 COVID-19-only Diagnostic Testing Revenues			~$450 million			~$450 million
Illustrative Foreign Currency (FX) Impact, based on FX spot rates			(~200) basis points			(~200) basis points
Total FY 2022 Revenues			$19.6 - $19.8 billion			$18.5 - $18.7 billion

(a)    Recast Full Year FY2021 which reflects the presentation of BD's former Diabetes Care business as discontinued operations to provide a historical baseline of BD’s standalone operating results from continuing operations and excluding specified items.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2022 OUTLOOK RECONCILIATION CONTINUED

		Full Year FY2022 Outlook - Pre-Spin		Full Year FY2022 Outlook - RemainCo (Post-Spin)
	Full Year FY2021	Total Company	Full Year FY2021(a)	Total Company
Reported Diluted Earnings per Share	$6.85		$6.85
Less: Diluted Earnings per Share Embecta			1.67
Diluted Earnings per Share Continuing Operations			$5.18
Purchase accounting adjustments ($1.406 billion pre-tax) (1) (b)	4.82		4.81
Integration costs ($135 million pre-tax) (2)	0.46		0.46
Restructuring costs ($50 million pre-tax) (2) (b)	0.17		0.15
Separation and related costs ($35 million pre-tax) (3) (b)	0.12		—
Transaction gain/loss, product and other litigation-related matters ($272 million pre-tax) (4)	0.93		0.93
European regulatory initiative-related costs ($135 million pre-tax) (5) (b)	0.46		0.46
Investment gains/losses and asset impairments ($(46) million pre-tax) (6)	(0.16)		(0.16)
Impacts of debt extinguishment ($185 million pre-tax)	0.63		0.63
Income tax benefit of special items ($(353) million) (b)	(1.21)		(1.19)
Adjusted Diluted Earnings per Share	$13.08	$12.85 to $13.00	$11.28	$11.15 to $11.30
Note - Base Business Revenues denotes total revenues less estimated revenues for COVID-19 only diagnostic testing

(a)Recast Full Year FY2021 which reflects the presentation of BD's former Diabetes Care business as discontinued operations to provide a historical baseline of BD’s standalone operating results from continuing operations and excluding specified items.
(b)Impacts from purchase accounting adjustments, restructuring costs, separation and related costs, European regulatory initiative-related costs, and Income tax benefit of special items for continuing operations are $1.405 billion, $44 million, $0 million, $134 million and $(348) million, respectively.

(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt.
(2)Represents amounts associated with integration and restructuring activities resulting from acquisitions, as well as simplification and other cost saving initiatives.
(3)Represents costs recorded to Other operating expense, net which were incurred for consulting, legal, tax and other advisory services associated with the planned spin-off of BD's Diabetes Care business.
(4)Includes gains of $158 million on sale-leaseback transactions and charges of $361 million to record product liability reserves, including related legal defense costs, which were recorded to Other operating expense, net. The amount also includes charges of $56 million recorded to Cost of products sold related to the estimate of future product remediation costs.
(5)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(6)Includes gains recorded within Other (expense) income, net relating to certain investments.